Exhibit 17(a)

FORM OF PROXY CARD

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

*** 3 EASY WAYS TO VOTE YOUR PROXIES ***

VOTE VIA THE TELEPHONE	VOTE VIA THE INTERNET	VOTE BY MAIL
1) Read the Proxy Statement and have this card at hand	1) Read the Proxy Statement and have this card at hand	1) Read the Proxy Statement
2) Call toll-free at [ ] and follow the recorded instructions	2) Log on to [ ] and follow the on-screen instructions	2) Check the appropriate boxes on this proxy card
3) If you vote via the telephone, you do not need to mail this proxy card	3) If you vote via the Internet, you do not need to mail this proxy card	3) Sign and date this proxy card
4) Mail your completed proxy card in the enclosed postage paid envelope

BRIDGEHAMPTON VALUE STRATEGIES FUND, a series of INVESTMENT MANAGERS SERIES TRUST PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [ ], 2014

This Proxy is solicited on behalf of the Trustees of Investment Managers Series Trust, on behalf of the Bridgehampton Value Strategies Fund. The undersigned shareholder of the Bridgehampton Value Strategies Fund, revoking previous proxies, if any, hereby appoints [        ], and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of the Bridgehampton Value Strategies Fund to be held on [            ], 2014, at the offices of [            ], at [        ] [a.m/p.m.], Eastern Time, and at all adjournments thereof, and to vote all of the shares of the Bridgehampton Value Strategies Fund that the undersigned would be entitled to vote if personally present at said meeting on the proposal specified on reverse side. As to any other matter, said attorneys-in-fact shall vote in accordance with their best judgment.

Please mark your proxy, date and sign it below and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
Note: Please sign exactly as your name(s) appears on the Proxy. If you are signing this Proxy for a corporation, estate, trust or other fiduciary capacity, for example, as a trustee, please state that capacity or title along with your signature. Joint owners should each sign this Proxy.
Signature	Date
Signature (Joint Owners)	Date

TOCQUEVILLE

PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

THE BOARD OF TRUSTEES OF BRIDGEHAMPTON VALUE STRATEGIES FUND RECOMMENDS A VOTE FOR THE PROPOSAL BELOW. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED BELOW OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED

PLEASE MARK A BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

Vote on Proposal

To consider the approval of the Agreement and Plan of Reorganization and Liquidation providing for the transfer of all of the assets of the Bridgehampton Value Strategies Fund to, and the assumption of all of the liabilities of the Bridgehampton Value Strategies Fund by, The Tocqueville Alternative Strategies Fund, a newly-created series of The Tocqueville Trust, in exchange for shares of The Tocqueville Alternative Strategies Fund, which would be distributed by the Bridgehampton Value Strategies Fund to the holders of its shares pro rata, based on the net asset values of the holders’ respective Target Fund shares, in complete liquidation of the Bridgehampton Value Strategies Fund, as more fully described in the Combined Proxy Statement/Prospectus.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s) thereof.

PLEASE SIGN AND DATE THIS PROXY ON REVERSE SIDE AND RETURN PROMPTLY IN THE

ENCLOSED ENVELOPE

TOCQUEVILLE